Exhibit 99.1

FOR IMMEDIATE RELEASE

BLOCKBUSTER ANNOUNCES DEPARTURE OF CHIEF OPERATING

OFFICER NICK SHEPHERD

DALLAS, Sept. 10, 2007 – Blockbuster Inc. (NYSE: BBI, BBI.B) today announced that Nick Shepherd, Senior Executive Vice President and Chief Operating Officer (COO), will leave the company as of the end of September.

“The Board of Directors and I greatly appreciate the leadership Nick has provided to the company and the major role he has played in helping us lay the foundation for the transformation of Blockbuster from a video retailer into a company that provides completely convenient access to media entertainment,” said Jim Keyes, Blockbuster Chairman and CEO. “I am personally grateful for Nick’s support during my early days here at the Company and wish him well in his new endeavors.”

Shepherd joined Blockbuster in 1995 as managing director of the company’s United Kingdom business and subsequently served in several executive positions including senior vice president international, chief marketing and merchandising officer, and president worldwide stores.

About Blockbuster

Blockbuster is a leading global provider of in-home movie and game entertainment with more than 7,800 stores throughout the Americas, Europe, Asia and Australia. The company may be accessed worldwide at www.blockbuster.com.

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Media Contacts:

Karen Raskopf

SVP, Corporate Communications

OR

Randy Hargrove

Sr. Director, Corporate Communications

(214) 854-3190

Investor Contacts:

Angelika Torres

Director, Investor Relations

(214) 854-4279

Forward-Looking Statements

This release includes forward-looking statements related to our operations and business outlook and financial and operational strategies and goals. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Factors that may cause actual results to vary materially include, among others, the factors described in our filings with the SEC, including factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2006 and under the heading “Disclosure Regarding Forward-Looking Information” in our Form 10-Q for the quarter ended July 1, 2007, as well as changes in the composition of our key management personnel and any shift in strategy in connection therewith. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.